Exhibit 5.1

LEGAL OPINION OF NEAL, GERBER & EISENBERG LLP

May 2, 2013

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, Nevada 89521

Re:	Allied Nevada Gold Corp. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as special counsel for Allied Nevada Gold Corp., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3ASR (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”); (iii) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (as hereinafter defined) (the “Warrants”); and (iv) debt securities of the Company (the “Debt Securities”) which may be issued in one or more series under an indenture to be entered into between the Company and a trustee (the “Trustee”) which the Company will name in a Prospectus Supplement, a form of which is attached as Exhibit 4.1 to the Registration Statement, and one or more supplemental indentures thereto the Indenture (collectively, the “Indenture”) . The Common Stock, Preferred Stock, Warrants and Debt Securities are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as hereinafter defined) other than as expressly stated herein with respect to the issue of the Securities.

In connection with this opinion letter, we have examined a draft of the Registration Statement in the form in which it will be filed, which includes a form of base prospectus (the “Prospectus”), and an original, or a copy identified to our satisfaction, of the indenture attached as Exhibit 4.1 to the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). In rendering the opinions set forth herein, we have also (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, in each case, as we have deemed necessary or appropriate for the purposes of these opinions.

In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have executed documents, the completeness and authenticity of all original documents reviewed by us, and the conformity and completeness to original documents of all copies of documents submitted to us for review as conformed or reproduction copies. To the extent it may be relevant to the opinions expressed below, we have assumed that: (i) the Registration Statement has become and remains effective under the Act, (ii) the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement, (iii) the parties to agreements, including the Indenture, other than the Company, have the power and authority to enter into and perform their obligations under such agreements and to consummate the transactions contemplated thereunder, such agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, such parties enforceable against such parties in accordance with their terms, and such parties will comply with all of their obligations under such agreements and all laws applicable thereto, and (iv) the Indenture will be duly executed and delivered by the Trustee, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture and the Indenture constitutes a legal, valid and binding obligation of the Trustee.

As to facts material to our opinions, we have relied without independent investigation or verification upon the accuracy of factual statements, including representations of fact contained in certificates, agreements, oral or written statements or other records of or from public officials and officers and representatives of the Company and others, and assumed compliance on the part of all parties to all agreements and documents, other than the Company, with their covenants and agreements contained therein. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts and no inference as to our knowledge or awareness concerning facts should be drawn from the fact that we have represented the Company or any affiliates of the Company in this or other matters.

Based upon and subject to the foregoing and to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) the terms of the issuance and sale of the shares of Common Stock by the Company (including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock or upon the conversion or exchange of Debt Securities or Preferred Stock convertible into Common Stock) have been duly authorized and approved by the Board of Directors of the Company or an authorized committee thereof (the “Board”) and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) such shares of Common Stock (including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock or upon the conversion or exchange of Debt Securities or Preferred Stock convertible into Common Stock) have been duly issued and delivered against agreed-upon consideration therefor in an amount not less than the par value thereof, in accordance with such authorization and the terms of any agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any shares of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants exercisable for Preferred Stock or upon the conversion or exchange of Debt Securities convertible into Preferred Stock), when (i) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the certificate of incorporation and Bylaws of the Company, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock registered pursuant to the Registration Statement and adopted a certificate of designation pertaining to such series of Preferred Stock (the “Certificate of Designation”) in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designation has been made, (ii) the terms of the issuance and sale of such shares of Preferred Stock have been duly established and are then in conformity with the amended and restated certificate of incorporation of the Company, including the Certificate of Designation relating to the issuance of such shares of Preferred Stock, and the Bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) such shares of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants exercisable for Preferred Stock or upon the conversion or exchange of Debt Securities convertible into Preferred Stock) have been duly issued and delivered against agreed-upon consideration therefor in an amount not less than the par value thereof, in accordance with such authorization and the terms of any agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Debt Securities, when (i) the terms of the issuance and sale of the Debt Securities have been established in conformity with the Indenture and the Debt Securities have been duly authorized and approved by the Board and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) the Debt Securities have been duly authenticated by the Trustee and duly executed, issued and delivered on behalf of the Company against agreed-upon consideration therefor in accordance with such authorization and the terms of the Indenture and any agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Warrants, when (i) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable warrant agreement and duly authorized and approved by the Board and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) the applicable Warrants have been duly authorized, executed, authenticated, and delivered by the Company against agreed-upon consideration therefor in accordance with the terms of the applicable warrant agreement and the terms of any other agreement under which they are sold or issued, and in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

We express no opinion concerning the enforceability of any provision of any agreements or documents, including without limitation the Indenture (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law or (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity including, without limitation, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity, and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States of America, the internal laws of the State of New York, solely with respect to the Indenture and the Debt Securities and, to the extent relevant to the opinions expressed herein, the applicable provisions of the DGCL. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Neal, Gerber & Eisenberg LLP

NEAL, GERBER & EISENBERG LLP

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